FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the "**Amendment**") is dated effective as of the 28th day of February, 2013, by and between **DYNAMIC VENTURES CORP.**, a Delaware corporation (the "**Company**"), **BUNDLED BUILDER SOLUTIONS, INC.**, a Delaware corporation ("**Guarantor**"), and **TCA GLOBAL CREDIT MASTER FUND, LP**, a Cayman Islands limited partnership (the "**Buyer**").

RECITALS

WHEREAS, the Company, Guarantor and the Buyer executed that certain Securities Purchase Agreement dated as of July 31, 2011, as amended by First Amendment to Securities Purchase Agreement dated as of April 30, 2012, as further amended by Second Amendment to Securities Purchase Agreement dated as of June 1, 2012, as further amended by Third Amendment to Securities Purchase Agreement dated as of September 18, 2012 (collectively, the "**SPA**"); and

WHEREAS, pursuant to the SPA, the Buyer purchased from the Company a combined, amended and restated senior secured redeemable debenture dated as of June 1, 2012 in the original principal amount of Seven Hundred Seventy Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($770,833.33) (the "**Debenture**"); and

WHEREAS, in connection with the SPA and the Debenture, the Company and Guarantor executed and delivered to the Buyer various ancillary documents referred to in the SPA as the Transaction Documents; and

WHEREAS, the Company's obligations under the SPA and the Debenture are secured by the following, all of which are included within the Transaction Documents: (i) a Security Agreement dated as of July 31, 2011, from the Company in favor of the Buyer, pursuant to which the Buyer has a continuing, first-priority security interest encumbering all of the "Collateral" (as defined in said Security Agreement) of the Company; (ii) a UCC-1 Financing Statement listing the Company, as debtor, and Buyer, as secured party, filed with the Secretary of State of Delaware under filing No. 20113405613; (iii) a Guaranty Agreement dated as of July 31, 2011 from Guarantor in favor of the Buyer, pursuant to which Guarantor has guaranteed all of the Company's obligations to Buyer under the Transaction Documents; (iv) a Security Agreement dated as of July 31, 2011, from the Guarantor in favor of the Buyer, pursuant to which the Buyer has a continuing, first-priority security interest encumbering all of the "Collateral" (as defined in said Security Agreement) of the Guarantor; and (v) a UCC-1 Financing Statement listing the Guarantor, as debtor, and Buyer, as secured party, filed with the Secretary of State of Delaware under filing No. 20113405555; and

WHEREAS, there is an existing and continuing Event of Default by the Company and the Guarantor under the SPA, the Debenture and the other Transaction Documents (the "**Existing Default**"); and

WHEREAS, the parties desire to enter into certain agreements with respect to the Company's and the Guarantor's continued business and operations which shall remain in effect until all Obligations of the Company and Guarantor under the SPA, the Debenture, and all other Transaction Documents shall have been fully performed and paid in full, all as more specifically set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the SPA, except as otherwise specifically set forth herein. In addition, the interpretation provisions of Article III of the SPA shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the SPA, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Funding During Continuance of Existing Default.

(a) Restricted Account. Upon execution of this Amendment by the Company and the Guarantor, the Buyer shall fund the amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) into an account in Buyer's name at a financial institution acceptable to Buyer in its sole and absolute discretion (the "**Restricted Account**"). All sums funded by Buyer into the Restricted Account, whether or not used and funded towards the costs, expenses, and operations of the Company and Guarantor, as hereinafter provided, shall be deemed additional funds advanced by Buyer on behalf of the Company, and in connection therewith, the Company shall issue to Buyer an amended and restated debenture for $1,120,833.33, which sum represents the outstanding principal balance of the Debenture in the amount of $770,833.33, plus all sums funded into the Restricted Account (the "**New Debenture**"), in accordance with the terms of this Amendment. The Company and the Guarantor further acknowledge that as of February 12, 2013, the Company and the Guarantor also owe to the Buyer accrued and unpaid interest under the Debenture in the amount of $34,584.72, and accrued and unpaid redemption premium under the Debenture in the amount of $53,701.40, all of which amounts and obligations shall remain due and owing to Buyer and be and remain additional Obligations of the Company and the Guarantor to Buyer, secured under all Transaction Documents. The Company and Guarantor may request, from time to time, that Buyer fund costs, expenses and operations for and on behalf of the Company and the Guarantor from the Restricted Account, and the Buyer shall have the right, in its sole and absolute discretion, to elect to fund any such Company and Guarantor requested costs and expenses in whatever amounts Buyer may determine. The Company and the Guarantor shall provide to Buyer any and all information required or requested by the Buyer with respect to each request made by the Company and/or Guarantor for funding from the Restricted Account, so as to allow Buyer to evaluate each of such requests. With the exception of repayment of the Obligations, Buyer shall only use the funds in the Restricted Account as requested by the Company and the Guarantor, but subject to Buyer's rights to approve any such use of funds in accordance with the terms of this Amendment.

(b) Receipts Into Restricted Account. It is intended that all "Receipts" (as hereinafter defined), and all other checks, drafts, instruments and other items of payment at any time received, due or owing to the Company or the Guarantor, from a "Customer" (as hereinafter defined), any

other Person, or otherwise, shall be deposited directly into the Restricted Account, and if not deposited directly into the Restricted Account, shall be immediately remitted or endorsed by the Company and/or Guarantor, as applicable, to Buyer into the Restricted Account. In that regard, to the extent any Customers owe, make or pay any Receipts to the Company and/or the Guarantor by a wire transfer or other form of electronic funds transfer, then the Company and the Guarantor shall direct and instruct all of such Customers to make all such wire transfer or other electronic fund transfer payments directly to the Restricted Account. To the extent any Customers owe, make or pay any Receipts to the Company or Guarantor by any other form other than wire transfer or electronic funds transfer (such as through a check), then the Company and the Guarantor shall direct all of its Customers to make such payments and Receipts in Buyer's name and send all such payments and Receipts directly to the Restricted Account in accordance with Buyer's instructions. If the Company, the Guarantor, any Affiliate or subsidiary thereof, any shareholder, officer, director, employee or agent of any of the foregoing, or any other Person acting for or in concert with any of the foregoing, shall receive any monies, checks, notes, drafts or other payments or Receipts to which the Company and/or Guarantor are entitled, whether from a Customer or form any other source, the Company, Guarantor, and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Buyer, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Restricted Account. So long as no additional Event of Default occurs (beyond the Existing Default) under any of the Transaction Documents, and so long as no event occurs that, with the passage of time, the giving of notice, or both, would constitute an additional Event of Default under any of the Transaction Documents, all payments received into the Restricted Account, whether in respect of Receipts or otherwise, shall be applied to the Obligations, provided, however, that such payments applied to the Obligations shall not be greater in any one (1) month than the amount that would be required to fully amortize all Obligations, including repayment of the sums for past due interest and redemption premium outlined in Section 4(a) above, and the "Past Due Advisory Fees" (as hereinafter defined) outlined in Section 9 below, over a period of time commencing on the "Payment Commencement Date" (as hereinafter defined) and ending on the maturity date of the New Debenture. The restrictions contained in the immediately preceding sentence shall cease and be of no further force or effect upon the occurrence of any additional Event of Default (beyond the Existing Default) under any of the Transaction Documents, or the occurrence of any other event that, with the passage of time, the giving of notice, or both, would constitute an additional Event of Default under any of the Transaction Documents. Subject to the terms contained in the two immediately preceding sentences, all payments received into the Restricted Account, whether in respect of Receipts or otherwise shall be applied by Buyer from time to time, at Buyer's sole discretion, to all Obligations and all other sums due and payable by the Company and/or Guarantor to Buyer under the New Debenture or any other Transaction Documents, including the sums for past due interest and redemption premium outlined in Section 4(a) above, and the Past Due Advisory Fees outlined in Section 9 below; provided, however, so long as no additional Event of Default occurs (beyond the Existing Default) under any of the Transaction Documents, and so long as no event occurs that, with the passage of time, the giving of notice, or both, would constitute an additional Event of Default under any of the Transaction Documents, the Buyer agrees that it shall not apply any sums received into the Restricted Account or the additional sums received pursuant to the New Debenture towards payment of the New Debenture or such other Obligations of the Company and Guarantor, until the earlier to occur of: (i) ninety (90) days from the date of this Amendment; (ii) the date upon which revenues from the Dynamic/DRRoss/J&J joint venture project being undertaken by the Company and Guarantor begin to be deposited into the Restricted Account; or (iii) the date upon which revenues from any other projects or business opportunities being undertaken by the Company and/or Guarantor begin to be deposited into the Restricted Account (the "**Payment Commencement Date**"). The Company and the Guarantor agree to pay all reasonable fees,

costs and expenses in connection with opening and maintaining the Restricted Account. The Company and Guarantor each irrevocably hereby makes, constitutes and appoints Buyer (and all Persons designated by Buyer for that purpose) as the Company's and Guarantor's, respectively and as applicable, true and lawful attorney and agent-in-fact: (A) to endorse the Company's and Guarantor's name upon any Receipts or items of payment and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Receipts of the Company or the Guarantor; (B) to take control in any manner of any item of payment or proceeds thereof and act pursuant to the terms and conditions herein contained; (C) to have full access to the Company's and Guarantor's operating accounts, through their online banking system, or otherwise, to make remittances of any Receipts deposited therein into the Restricted Account as required hereby; and (D) to have access to any postal box or other location into which any of the Company's or Guarantor's mail is deposited, and open and process all mail addressed to the Company or the Guarantor deposited therein. For purposes of this Amendment, the term "**Receipts**" shall mean all revenues, receipts, receivables, accounts, collections or any other funds at any time received or receivable by the Company or the Guarantor, or otherwise owing to the Company or the Guarantor, in connection with its business, operations or from any other source. For purposes of this Amendment, the term "**Customer**" shall mean any Person who is obligated to the Company or the Guarantor for any Receipts.

5. Issuance of Amended and Restated Debenture. Subject to the terms and conditions of this Amendment, the Company shall and does hereby agree to issue to the Buyer, simultaneously with the execution of this Amendment, the New Debenture. The New Debenture amends, restates, replaces and supersedes, in its entirety, the Debenture. It is the intention of the Company, Guarantor and the Buyer that while the New Debenture amends, restates, replaces and supersedes the Debenture, in its entirety, it is not in payment or satisfaction of the Debenture, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old.

6. Approval by Buyer. Until the New Debenture and all other sums due and owing by the Company and/or Guarantor under any of the Transaction Documents have been paid in full, neither the Company nor Guarantor shall approve, authorize, or otherwise undertake any decision, determination, or any other action of any nature or kind in any way related to or associated with the Company's or the Guarantor's business or operations, unless such decision, determination, or other action shall have been first approved by the Buyer in writing, which approval may be given or withheld in Buyer's sole discretion. In that regard, the Company and the Guarantor shall not authorize or permit any officers, directors, employees, or any other Persons from approving, authorizing, or otherwise undertaking any such decision, determination, or any other such action without Buyer's prior written approval as required hereby. In that regard, the Company and the Guarantor shall communicate and cooperate with Buyer and Buyer's agents and representatives at all times to insure that Buyer and Buyer's agents and representatives are fully aware of all material past, present and future business, opportunities, prospects and all other developments in any way related to or associated with the Company's or the Guarantor's business or operations. It is the intent of the parties that this Section 6 be given the broadest interpretation possible, it being the intent of the parties that all material business and operations in any related to or associated with the Company or the Guarantor shall require the prior written consent of the Buyer in each and every instance. In addition, and in furtherance of the foregoing, the Company and Guarantor each irrevocably hereby makes, constitutes and appoints Buyer (and all Persons designated by Buyer for that purpose) as the Company's and Guarantor's, respectively and as applicable, true and lawful attorney and agent-in-fact for the purpose of communicating (whether verbally, electronically, in writing, or otherwise) and otherwise discussing any and all business of the Company or the Guarantor directly with all Customers, attorneys, accountants, vendors, suppliers and all other Persons in any way involved with the

business or operations of the Company or the Guarantor. The Company and the Guarantor shall, immediately upon request, confirm such appointment and authority to any such Persons. In furtherance of the foregoing, the Company and the Guarantor agree and acknowledge as follows, which actions below are hereby approved by the Buyer:

(a) The Company and the Guarantor shall retain the law firm of Lucosky & Brookman, LLP as its law firm to handle all transactional and SEC filing matters on behalf of the Company and the Guarantor;

(b) The Guarantor shall retain The Vogel Law Firm in connection with an action by the Guarantor against Annabelle Homes, LLC to recover certain sums due and owing to Guarantor;

(c) The Company and the Guarantor shall retain an accounting firm approved by the Buyer in accordance with the foregoing requirements to handle the preparation of audited financial statements for the Company and the Guarantor, and otherwise handle all other independent accounting needs and functions of the Company and the Guarantor.

7. No Liability. The Company and the Guarantor hereby understand, acknowledge and agree that the rights granted to Buyer under this Amendment, specifically under Section 6 hereof, are for the express purpose of allowing Buyer to monitor and manage the business and operations of the Company and Guarantor with a view towards repayment of all Obligations due and owing to Buyer under all Transaction Documents, and accordingly, neither Buyer, nor any agent or representative of Buyer, shall have any liability of any nature or kind to the Company or the Guarantor or any other Person in connection with any approvals or communications the Buyer, or Buyer's agents or representatives, may provide or have with any Person in accordance with the terms of this Amendment.

8. Additional Payments to Buyer.

(a) Payments to be Made. In consideration of Buyer's agreement to fund the Restricted Account, and, despite the Existing Default, funding the Company's and the Guarantor's business and operations in accordance with the terms of this Amendment, the Company and the Guarantor hereby agree that, commencing upon the date when the New Debenture is paid in full ("**Beginning Date**"), and for one (1) year thereafter, the Company and the Guarantor shall pay to Buyer an amount equal to twelve and one-half percent (12.5%) of the consolidated gross revenues of the Company and the Guarantor (the "**Revenue Payment**"). Such amount shall be due and payable on a monthly basis as hereinafter set forth. In this regard, commencing on the tenth (10th) day of the first full calendar month after the Beginning Date, and on the tenth (10th) day of each and every calendar month thereafter for one year after the Beginning Date, the Company and Guarantor shall deliver to the Buyer a Statement of Income for the prior month, showing the consolidated gross revenues of the Company and the Guarantor for such prior month, and the Company and the Guarantor shall cause a wire transfer of U.S. funds to be made for the benefit of Buyer, by no later than the fifteenth (15th) day of each such month, in an amount equal to the amount due to Buyer in accordance with this Section 8. Buyer shall have the right, at any time it may request or require, to undertake an inspection of the Statement of Income provided to Buyer under this Section 8, at the Company's and Guarantor's expense, and if any such inspection shall reveal any understatement of gross revenues of less than five percent (5%) of the aggregate gross revenues for any such month, then the Company and Guarantor shall immediately pay to the Buyer any underpayment sums resulting from such understatement. If any such inspection shall reveal any understatement of gross

revenues of five percent (5%) or more, then the Company may elect to engage a third-party audit firm reasonably acceptable to Buyer, to confirm such understatement and, in the event that such understatement is confirmed by the third party audit firm, such understatement shall be deemed a default of this Amendment and all other Transaction Documents. The amounts due to Buyer under this Section 8 shall be Obligations of the Company and the Guarantor to Buyer, secured under the Transaction Documents, and accordingly, notwithstanding payment in full of the New Debenture, the Buyer's lien and security interest on all "Collateral" (as such term is defined in each of the Security Agreements with the Company and the Guarantor), shall remain valid and effective and shall not be released or terminated, until the Company and the Guarantor shall have fully complied with and made all payments required by this Section 8. With respect to the remaining lien and security interest of Buyer under the immediately preceding sentence, if, after the Beginning Date but before payment in full of the Revenue Payment for the one year period (as same may be extended), the Company and/or Guarantor desire to raise additional funds for the Company and/or Guarantor to undertake additional projects or revenue-generating opportunities, and such fund raising efforts require that the Buyer subordinate its lien and security interest to any Persons providing any such funds, the Company shall deliver a request for such a subordination to Buyer, together with any other documents and information reasonably requested by Buyer in connection with the fund raising efforts or the projects and other opportunities to be funded thereby, and Buyer shall consider a subordination of its lien and security interest, which consideration shall be made by Buyer using commercially reasonably judgment, and Buyer agrees that it shall provide a response to the Company on such subordination request within three (3) business days after Buyer has received all information and documents requested or required by Buyer to make such consideration.

(b) Change in Revenue Payment. In the event the Company's and Guarantor's consolidated financial position at the Beginning Date, given their then existing operations and future prospects, is such that payment of the Revenue Payment at the required twelve and one-half percent (12.5%) as outlined above would place the Company and Guarantor in a position where they would have to recognize a net loss (determined in accordance with GAAP) each month when making the Revenue Payment (such a net loss position hereinafter referred to as a "**Net Loss Position**"), then in such an instance, at any time within thirty (30) days after the Beginning Date, the Company may deliver to Buyer a written request to reduce the percentage of gross revenues used in calculating the Revenue Payment. Such a written request shall be accompanied by a full set of consolidated financial statements of the Company and Guarantor, which financial statements shall be prepared in accordance with GAAP and be certified as true, accurate and complete by the CEO of the Company, and any other documentation or information relating to the then existing business, operations and future prospects of the Company and Guarantor required or requested by Buyer to confirm that the Revenue Payment at the 12.5% level would place the Company and Guarantor in a Net Loss Position. If the Buyer, in its commercially reasonable review of the financial statements and other information provided to Buyer, confirms that the Revenue Payment at the 12.5% level will cause the Company and the Guarantor to be in a Net Loss Position, then the Buyer shall reduce such percentage, and extend the term of the Revenue Payment in such a combination to be reasonably determined by the Buyer, that will result in Buyer receiving the expected benefit of the Revenue Payment originally contemplated at 12.5% over a one year period, but that results in the Company and Guarantor not being in a Net Loss Position given their then existing consolidated financial position, operations and future prospects; provided, however, the percentage for the Revenue Payment shall never be less than 6.25%, and the term over which the Revenue Payment is to be made shall never exceed two (2) years.

9. Payment of Past Due Advisory Fees. The Company hereby acknowledges and confirms that in connection with the SPA, the Company has issued or agreed to issue certain shares of Common Stock to the Buyer, and has agreed to redeem certain of such shares of Common Stock, in a manner that, through such redemptions or sales of such shares by the Buyer, would ultimately allow Buyer to realize past due advisory fees due by the Company to Buyer which, as of the date hereof, remain outstanding in the amount of $492,402.37 (the "**Past Due Advisory Fees**"). The Company and the Guarantor acknowledge and confirm that the Past Due Advisory Fees are Obligations of the Company and Guarantor due and owing to the Buyer as of the date hereof, which Obligations are secured by all the Transaction Documents. In this regard, commencing on the Payment Commencement Date, and at any time thereafter, the Buyer shall apply funds received into the Restricted Account towards payment of the Past Due Advisory Fees as more specifically set forth in Section 4(b) above. The Past Due Advisory Fees due to Buyer under this Section 9 shall be Obligations of the Company and the Guarantor to Buyer, secured under the Transaction Documents, and accordingly, notwithstanding payment in full of the New Debenture, the Buyer's lien and security interest on all "Collateral" (as such term is defined in each of the Security Agreements with the Company and the Guarantor), shall remain valid and effective and shall not be released or terminated, until the Company and the Guarantor shall have fully complied with and paid all Past Due Advisory Fees. To the extent that the Buyer has received any shares of the Company's Common Stock as a Past Due Advisory Fee and the Buyer sells any of such Common Stock, the proceeds of such sale shall be applied toward payment of the Past Due Advisory Fees prior to applying any such proceeds to any other Obligation. To the extent, upon payment of the Past Due Advisory Fees in full, the Buyer is holding any shares of Common Stock previously issued to Buyer towards payment of Past Due Advisory Fees, Buyer shall return any such shares of Common stock to the Company.

10. Ratification. The Company and Guarantor each hereby acknowledges, represents, warrants and confirms to Buyer that: (i) each of the Transaction Documents executed by the Company and Guarantor, respectively and as applicable, are valid and binding obligations of the Company and Guarantor, respectively and as applicable, enforceable against each of them in accordance with their respective terms; (ii) the New Debenture, and all other obligations of the Company and Guarantor under the New Debenture, all the Transaction Documents and this Amendment, shall be and continue to be and remain secured by and under the Transaction Documents and all UCC-1's filed in connection therewith; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Company or Guarantor to or against the enforcement of any of the Transaction Documents; and (iv) no oral representations, statements, or inducements have been made by Buyer, or any agent or representative of Buyer, with respect to the New Debenture, the SPA, this Amendment or any other Transaction Documents.

11. Additional Confirmations. The Company and Guarantor each hereby represents, warrants and covenants as follows: (i) that the Buyer's security interests in all of the "Collateral" (as such term is defined in the Security Agreement executed by the Company and the Security Agreement executed by Guarantor, as applicable to each of the Company and Guarantor) are and remain valid, perfected, first-priority security interests in such Collateral, respectively and as applicable, and neither the Company, nor Guarantor, has granted any other Encumbrances or security interests of any nature or kind in favor of any other Person affecting any of such Collateral, respectively and as applicable.

12. Buyer's Conduct. As of the date of this Amendment, the Company and Guarantor each hereby acknowledges and admits that: (i) the Buyer has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the SPA or any other Transaction Documents;

and (ii) that there are no other promises, obligations, understandings or agreements with respect to the SPA or the Transaction Documents, except as expressly set forth herein, the New Debenture, or in the SPA and other Transaction Documents.

13. Redefined Terms. The term "Transaction Documents," as defined in the SPA and as used in this Amendment, shall be deemed to refer to and include the New Debenture, this Amendment and all other documents or instruments executed in connection with this Amendment. The term "SEC Documents," as defined in the SPA, shall be deemed to refer to and include all filings made by the Company with the SEC between the date of the Third Amendment to the SPA and the date of this Amendment.

14. Representations and Warranties of the Company and Guarantor. The Company and Guarantor each hereby makes the following representations and warranties to the Buyer:

(a) Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Company and Guarantor of this Amendment, and all other documents executed and delivered in connection herewith, and the performance by Company and Guarantor of all of their respective Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Company, by Guarantor and their respective boards of directors pursuant to all applicable Laws and no other corporate action or Consent on the part of the Company, Guarantor, their respective boards of directors, stockholders or any other Person is necessary or required by the Company to execute this Amendment, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Company's and Guarantor's Obligations hereunder and thereunder. This Amendment, and each of the documents executed and delivered in connection herewith and therewith, have been duly and validly executed by the Company and Guarantor (and the officer executing this Agreement and all such other documents is duly authorized to act and execute same on behalf of the Company and Guarantor) and constitute the valid and legally binding agreements of the Company and Guarantor, enforceable against the Company and Guarantor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

15. Indemnification. The Company and Guarantor each, jointly and severally, hereby indemnifies and holds the Buyer Indemnified Parties, and each of them, harmless from and against any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys' and paralegals' fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment.

16. Release. As a material inducement for Buyer to enter into this Amendment, the Company and Guarantor each do hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharge each of the Buyer Indemnified Parties and their respective successors and assigns, from any and all Claims whatsoever in law or in equity which the Company and Guarantor ever had, now have, or which any successor or assign of the Company or Guarantor hereafter can, shall or may have against any of the Buyer Indemnified Parties, for, upon or by reason of any matter, cause or thing whatsoever

related to the SPA, this Amendment or any other Transaction Documents, or any of the Securities, through the date hereof. The Company and Guarantor further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the SPA. In addition to, and without limiting the generality of foregoing, the Company and Guarantor further covenant with and warrant unto the Buyer and each of the other Buyer Indemnified Parties, that there exist no claims, counterclaims, defenses, objections, offsets or other Claims against Buyer or any other Buyer Indemnified Party, or the obligation of the Company and Guarantor to comply with the terms and provisions of the SPA, this Amendment and all other Transaction Documents.

17. Effect on Agreement and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the SPA, the Debenture, and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

18. Waiver. This Amendment shall not be deemed or construed in any manner as a waiver by the Buyer of any Claims, defaults, Events of Default, breaches or misrepresentations by the Company or Guarantor under the SPA, any other Transaction Documents, or any of Buyer's rights or remedies in connection therewith, including, without limitation, the Existing Default.

19. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf" signature page was an original thereof.

20. Fees and Expenses. The Company agrees to pay to the Buyer or its counsel a legal fee equal to Four Thousand Five Hundred and No/100 Dollars ($4,500.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith which shall be due and payable simultaneous with the execution hereof by the Company and Guarantor.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

COMPANY:

DYNAMIC VENTURES CORP., a Delaware corporation

By: _[signature]_
Name: PAUL KALKBRENNER
Title: CEO
Date: 2/28/13

GUARANTOR:

BUNDLED BUILDER SOLUTIONS, INC., a Delaware corporation

By: _[signature]_
Name: PAUL KALKBRENNER
Title: CEO
Date: 2/28/13

BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd., Its general partner

By: ______________________
Robert Press, Director
Date: ______________________